UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported): February 10, 2011

Harley-Davidson, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	1-9183	39-1382325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3700 West Juneau Avenue, Milwaukee, Wisconsin 53208

(Address of principal executive offices, including zip code)

(414) 342-4680

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 10, 2011, the Board of Directors (the “Board”) of Harley-Davidson, Inc. (the “Company”) approved an amendment to Section 2.07 of the Company’s By-laws to provide that no person may be elected as a director of the Company after such person’s 72nd birthday, except as may otherwise be approved by the Board in advance of such election. This amendment replaces the prior provision mandating the automatic retirement of a director upon the commencement of the annual meeting of the Company’s shareholders following such director’s 72nd birthday. In light of the strategic transformation being undertaken by the Company, the Board believes that retaining the retirement policy for directors while allowing for discretion by the Board to make exceptions to the policy when it deems it to be in the best interests of the Company is a prudent balance of succession planning for members of the Board and ensuring continuity in the leadership of the Company.

The foregoing description of the amendment to the By-Laws is qualified in its entirety by reference to the full text of the By-Laws which is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibit is being filed herewith:

(3.1)    Harley-Davidson, Inc. By-laws, as amended through February 10, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEY-DAVIDSON, INC.

Date: February 16, 2011	By:	/s/ Paul J. Jones
Paul J. Jones
Vice President, General Counsel and Secretary

HARLEY-DAVIDSON, INC.

Exhibit Index to Current Report on Form 8-K

Dated February 10, 2011

Exhibit Number

(3.1)	Harley-Davidson, Inc. By-laws, as amended through February 10, 2011.

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